UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 27, 2016

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On January 27, 2016, the Board of Directors of Spartan Motors, Inc. (the “Company”) increased the membership of the current Board to nine members and appointed James A. Sharman to the Board. Mr. Sharman will serve as a member of the Audit Committee. Since 2014 Mr. Sharman has served as Chief Operating Officer of Coyote Logistics, a privately held freight broker and logistics services provider. From 2006 through 2014 Mr. Sharman served as Managing Partner of Truecast Capital, LLC.

Mr. Sharman will be a nominee for reelection at the Corporation’s annual meeting of shareholders to be held in 2016. There are no arrangements or understandings between Mr. Sharman and any other person pursuant to which he was selected as a director, nor are there any transactions in which Mr. Sharman has an interest requiring disclosures under item 404(a) of Regulation S-K. Mr. Sharman will receive the standard compensation arrangements for the Company’s non-employee directors, including an annual retainer and share-based compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: February 1, 2016	/s/ Frederick J. Sohm
By: Frederick J. Sohm
Its: Chief Financial Officer

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